UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2009

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.
1-12869	CONSTELLATION ENERGY GROUP, INC.	52-1964611

MARYLAND

(State of Incorporation of registrant)

100 CONSTELLATION WAY, BALTIMORE, MARYLAND	21202
(Address of principal executive offices)	(Zip Code)

410-470-2800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address

and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On September 21, 2009, the Master Put Option and Membership Interest Purchase Agreement, dated as of December 17, 2008 and as amended on September 16, 2009 (the “Master Agreement”), by and among Constellation Energy Group, Inc. (“Constellation” or “we”), EDF Development Inc. (the “Purchaser”), E.D.F. International S.A. (collectively with the Purchaser, “EDF”) and Constellation Energy Nuclear Group, LLC (“CENG”) was amended to clarify the parties’ obligations and make the transaction more tax efficient (“Amendment No. 2.”).  The parties also revised the Form of CENG Operating Agreement, which is Exhibit C to the Master Agreement and was filed as Exhibit 10.1 to Constellation’s Current Report on Form 10-K filed on December 18, 2008.

Key Provisions of Amendment No. 2:

•                  New Selling Party.  Amendment No. 2 revised the sale of the 49.99% interest in CENG, as contemplated by Section 1.6 of the Master Agreement, for tax planning purposes.  As a result of this revised structure, Constellation will form Constellation Nuclear, LLC as a wholly-owned subsidiary to own Constellation’s interest in CENG.  In connection with adding this new party, appropriate changes to the representations, warranties and covenants have been made to reflect the addition of Constellation Nuclear, LLC as the “Seller,” and now refer to Constellation as “Seller’s Parent.”

•                  Put Agreement.  Constellation agreed to execute its put right with respect to the C.P. Crane generation facility only after Constellation has exercised the puts for all generation assets other than Safe Harbor, Panther Creek/Colver, Sunnyside Cogeneration and ACE Cogeneration.  In addition, prior to exercising the put option for the Crane facility, Constellation agreed to give EDF the opportunity to propose an alternative structure that would provide comparable economics without exercising the Crane put option.

•                  Nuclear Decommissioning Trusts.  If the Nuclear Regulatory Commission (“NRC”) issues a determination that Constellation’s nuclear decommissioning trusts are underfunded at closing (or absent such NRC determination letter, if Constellation and EDF agree that the trusts are underfunded), then Constellation will cover the shortfall by a method selected by Constellation and acceptable to the NRC.

•                  Employee Benefit Plans.  Constellation will transfer assets and liabilities with respect to CENG employees into new defined benefit and defined contribution retirement plans.  Constellation agreed to provide transition employee and retiree welfare plans for CENG employees until January 1, 2010 and establish similar plans for the 2010 plan year and thereafter.

•                  Funding of Pension Plan.  Constellation will fund the new CENG pension plan to 80% of its funding target in order to avoid benefit restrictions for CENG employees.

All other terms of the Master Agreement, as amended, remain in full force and effect.

Key Revisions to the Form of CENG Operating Agreement:

•                  Tax Efficiencies.  Several provisions were added to the Form of CENG Operating Agreement to allow Constellation and EDF to share certain tax efficiencies generated by the revised transaction structure as contemplated in Section 1.6 of the Master Agreement.

•                  Distribution Priority.  The amended Form of CENG Operating Agreement contains a distribution waterfall providing for a priority of distributions from CENG to Constellation and EDF, for among other things, distributions of payments in the event of an early termination of the power purchase agreements, which are described below, and tax distributions.  Of the eight distributions in the waterfall, the first seven are not subject to the discretion of CENG’s Board of Directors and accordingly neither EDF nor Constellation can veto such distributions.

•                  Power Purchase Agreements.  Exhibit C to the Form of CENG Operating Agreement was deleted.  At closing, CENG will enter into power purchase agreements with each of the Constellation and EDF power marketing subsidiaries.  The power purchase agreements relate to the sale of output of power by CENG to CEG and EDF’s power marketing subsidiaries.

The foregoing descriptions of Amendment No. 2 and the revisions to the Form of CENG Operating Agreement do not purport to be complete and are qualified in their entirety by reference to Amendment No. 2 and the Form of CENG Operating Agreement, copies of which are attached hereto as Exhibit 2.1 and 10.1, respectively, and are incorporated herein by reference.

Forward-Looking Statements.  We make statements in this report that may be considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections.  Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

2.1	Amendment No. 2 to the Master Put Option and Membership Interest Purchase Agreement

10.1	Form of CENG Operating Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.
(Registrant)

Date:	September 22, 2009	/s/ Charles A. Berardesco
Charles A. Berardesco
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 2 to the Master Put Option and Membership Interest Purchase Agreement

10.1	Form of CENG Operating Agreement